EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the heading "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 33-97722) on Form S-3 and the related Prospectus of Neuromedical Systems, Inc. for the Registration of shares of its Common Stock and to the incorporation by reference therein of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Neuromedical Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Hackensack, New Jersey                        Ernst & Young LLP
April 17, 1997